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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated August 12, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of the Treasury Securities Fund, Government Securities Fund, and Prime Obligation Fund (three portfolios constituting SEI Liquid Asset Trust) at June 30, 2002, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
October 28, 2002